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FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

BANK 2018-BNK13, Commercial Mortgage Pass-Through Certificates, Series 2018-BNK13

(the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as General Special Servicer (the “Certifying Servicer”), certify to Wells Fargo Commercial Mortgage Securities, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.      I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year between January 1 and December 31, 2019 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.      To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: February 28, 2020

TORCHLIGHT LOAN SERVICES, LLC,

as General Special Servicer

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory